                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                             NYMEX HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

------------------------------------------------------------------------------


JOEL FABER

EQUITY HOLDER CANDIDATE

MARCH 2003


Joel Faber is presently serving on the NYMEX Board of Directors in the Equity Holder category. Since joining the Exchange twenty-five years ago, he has completed nine years on the Board, including three years on the Executive Committee. He has chaired and served on numerous exchange committees over the years, including marketing, heating oil, crude oil, propane, arbitration, membership, management audit, and equity shareholder.

As one of the first traders in the heating oil pit, Joel founded Faber's Futures, Inc. to trade on behalf of major heating oil and gasoline companies. During the 1980's, Faber's Futures grew to become one of the leading firms on the Exchange.

In addition to serving as an Equity Holder representative on the Board, Joel has been involved in various activities including being an arbitrator with the National Association of Securities Dealers (NASD). He also has been a mediator for the US Equal Employment Opportunity Commission in New York City and practiced mediation for the Superior Court of New Jersey. He is especially proud to have been on the Board of Directors of the New York Chapter of the Juvenile Diabetes Foundation. He presently serves on JDF's Board of Chancellors.

Joel and his wife Marcia reside in Park Ridge, NJ. He received a B.A. degree from Rutgers University and a M.A. degree from Teachers College, Columbia University. He served in the New Jersey Air National Guard.


------------------------------------------------------------------------------
Joel Faber, am the beneficial owner of 4 shares of common stock of NYMEX Holdings, Inc. and 4 Class A memberships in New York Mercantile Exchange, Inc.
1. A proxy statement containing information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003.
You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

Dear NYMEX Shareholders,

     With more than twenty years of business experience and ten years of beneficial committee service at the New York Mercantile Exchange, I am honored to have the opportunity to run for a board seat as your local representative.

     I began my career as a clerk for Dean Witter Reynolds, rising to vice president in charge of energy trading on the floor. During many years of executing business in the ring, I learned to talk and listen to both customers and colleagues. My livelihood, which was, and is, the sole support of my family, depended upon my ability to read people and the market. When I realized my dream of becoming an owner, I counted my blessings and began to give back.

     By serving long term on eight Exchange committees, I have been able to translate my knowledge and experience into tangible accomplishments. My fair-mindedness and equal treatment of all in the Exchange community has been demonstrated through my eight years of service on the arbitration committee. As a member of the facility committee, I am one of those responsible for managing booth allocations, phone service, time recording devices, space allocations and building security measures, among others, that are required to keep the building and trading floor environments running smoothly.

     As a result of my contributions, I was the only non-board member appointed to the project management committee for the development of the Exchange headquarters. There, I supervised the loan process and construction of our beautiful new building -- the single largest physical and financial project in Exchange history. Our new facility provides us with sufficient space to conduct business, introduce new products and increase revenues. This major undertaking has positively affected both our quality of life and bottom line. Concurrently, I serve on the finance committee to initiate cost reduction measures, maximize owner profits and ensure accountability.

     Together, we have built an Exchange that is robust and respected. As a result of the inroads we have made with web-based NYMEX ACCESS(R) and over-the-counter clearing, we are well-positioned to move forward globally to maximize our potential, increase market share, improve efficiencies and reward our shareholders.

     This opportunity is a natural evolution of the open outcry system that has made it possible for me, and many of you, to walk into the pits each day and grow personally, professionally and profitably.

     I am committed to maintaining the energy that is the embodiment of the Exchange and offer my voluntary committee service record as testimony to my dedication and integrity. I ask for your vote, and support as your local board member, to increase my service to the New York Mercantile Exchange and its shareholders.

                                        Sincerely,

                                        /s/ Michael McCallion

                                        Michael McCallion

I, Michael McCallion, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                               MICHAEL MCCALLION

     Michael McCallion has worked his way up through the Exchange, beginning as a clerk and rising to vice president at Dean Witter Reynolds. He attributes his success as a floor broker for a futures commission merchant to his relationships with trade customers, interpersonal skills that were honed during his years of service in the U.S. Armed Forces. During this time, he developed the ear, the eyes, and the voice necessary to become a successful local. Mr. McCallion's voice has not only been heard on the floor and in the pit, but has resounded throughout the Exchange as a long-time member of eight committees that best serve the interests of its shareholders.

     The realization of his dream of purchasing a seat was the catalyst for his active participation in Exchange committees and a logical stepping stone to his immediate pursuit of becoming a Board member. Mr. McCallion's contributions to the project management, facilities, finance, membership, arbitration, food service, health club and benefit committees, as well as his familiarity with the inner workings of the Exchange, are testaments to his problem-solving skills and leadership abilities.

     In fact, Mr. McCallion was the only non-board member to serve on the project management committee for the development of the Exchange's headquarters, hand-selected to help oversee the grant process, financing and construction of the new building -- the largest physical and financial undertaking in Exchange history.

     "Accountability and adherence to the bottom line have been my goals as a finance committee member," says Mr. McCallion. "Our recent dividend is a direct result of these efforts."

     Toward this end, he is currently working on creating a more efficient distribution of profits for shareholders.

     Mr. McCallion believes that the opportunity for newcomers to move and grow within the Exchange, as he has, is a direct result of the open outcry system. "It is imperative that we retain the ability to walk into the trading rings on a daily basis," he states, "although we owe it to ourselves to continue exploring available technological opportunities that will enable us to more effectively capture global market share."

     "We have the opportunity to capitalize on our past successes by seeking new avenues to grow our business, like web-NYMEX ACCESS(R) and over-the-counter clearing. These advances will benefit each owner," he says. "Our goal is to seize the future while retaining the solid reputation that defines the Exchange."

     Mr. McCallion has proved his allegiance during the past 23 years by voluntarily serving its membership. His contributions are evident in not only the way the Exchange has evolved, but through its current positive climate. His personal dedication and integrity qualifies him to speak with a unified voice on behalf of the membership.

     "It's inconceivable to me to not give back to the profession and membership that changed my life," Mr. McCallion says. "I would be honored to have earned the chance to increase my commitment to the Exchange by serving as the local board member."

I, Michael McCallion, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders schedule for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                             DAVID GREENBERG (DGRE)
                                     LOCAL

David Greenberg (DGRE), an Exchange member for 13 years, was first elected to the Board of Directors in 2000, after many years of active committee service. He says, "I knew the new century would bring many dramatic changes for the Exchange. I never thought so many of them would happen during my three-year term as a board member."

These changes include many progressive moves by the Exchange such as demutualization, the introduction of OTC clearing, the e-miNY futures contracts, and international expansion, as well as such shocks as to the collapse of Enron and the World Trade Center attack. Mr. Greenberg says, "Throughout everything, the smooth and efficient business operations of the Exchange have remained a reliable constant. I am very grateful for the opportunity the members have given me to be part of the management team that successfully met the greatest challenges in our history. I am even prouder that we managed to achieve record volumes, seat prices and profitability as the world around us shifted."

Mr. Greenberg has devoted his time spent on the board to support those projects that he believes hold the most potential for growth for the Exchange, including revitalizing the London office as a platform for international expansion, implementing the means for board members to communicate with each other in real time, and extending the Exchange's brand internationally by increasing TV coverage.

Mr. Greenberg trades every day on the floor of the Exchange, which enables him to understand the current needs of today's traders. He is a member of both New York commodity exchanges. In addition to his role as a local, he is the president of Sterling Commodities which specializes in the clearing of locals. He recently became a member of the newly formed Corporate Governance Working Group, so as to guarantee that the floor community has a voice at the board level and is also using the expertise he has gained through his work at Sterling to assist the president and chairman directly with the issues involved in running the Exchange as a corporation.

As the co-chairman of the working group on security, Mr. Greenberg is working to ensure the safety of the members and staff at One North End. This team is working with other exchanges and local businesses to establish a new level of safety. Mr. Greenberg was one of several board members who worked diligently around the clock at the Exchange's uptown command center after September 11th and was one of the first to return to the building to support the Exchange's effort to resume operation.

Mr. Greenberg is also on the board of Futures and Options for Kids and the Commodity Floor Broker and Trader Association. He is the co-chairman of the Exchange's Technology and International Expansion Committee and vice chairman of the NYMEX ACCESS(R), local advisory, government relations, and marketing committees. He also serves on the WTI/Brent crude oil advisory committee, the OTC voice broker, e-miNY and corporate governance working groups.

Mr. Greenberg is a graduate of Syracuse University. He and his wife, Sharon, have two children, Samantha and Richard.

Mr. Greenberg says, "The next few years will be crucial to the future of the Exchange. We need as many board members as possible who have already demonstrated their ability to perform under pressure and understand the complex issues facing the Exchange. More importantly, these individuals must have the energy, stamina, and leadership qualities to remain one step ahead of the competition and provide us with the vision that will enable us to remain the world's foremost energy and metals marketplace."
-------------------------------------------------------------------------------
I, David Greenberg am the beneficial owner of one share of common stock of NYMEX Holdings, Inc. and one Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                                DAVID GREENBERG

                                     LOCAL

                                  212-822-7100

                                      DGRE

Dear Fellow Stockholder,

When I was elected in 2000, I knew the new century would bring many dramatic changes for the Exchange. I never thought so many of them would happen during my three-year term.

From the long and eagerly anticipated (demutualization) to the unexpected (Enron's bankruptcy and the subsequent energy merchant scandals) to the unfathomable, the business operations of the Exchange have remained a reliable constant. I am very grateful for the opportunity the members have given me to be part of the management team that successfully met the greatest challenges in our history. I am even prouder that we managed to achieve record volumes, seat prices and profitability as the world around us shifted.

Recognizing the opportunities in front of us without losing sight of the assets that positioned us for growth required a board that combined trading and business experience, vision, foresight, a understanding of the role of technology, and the drive and determination to succeed. As an Exchange member of 13 years who grew up on the trading floor, I can serve as a bridge between the knowledge and affinity for this business of the generation which built this exchange and the technological familiarity and global perspective we will need from the next generation in order to perpetuate that success.

I have taken an active role in supporting those projects that I believe hold the most potential for growth for the Exchange, including revitalizing the London office as a platform for international expansion, implementing the means for board members to communicate with each other in real time and extending the Exchange brand internationally by increasing TV coverage.

Others committees and projects on which I have placed an emphasis include the development and implementation of e-miNY trading, the introduction of OTC clearing, and as vice chairman of the marketing committee, traveling to London and Houston to enhance the Exchange's position as the premier energy-trading forum.
-------------------------------------------------------------------------------
I, DAVID GREENBERG AM THE BENEFICIAL OWNER OF ONE SHARE OF COMMON STOCK OF NYMEX HOLDINGS, INC. AND ONE CLASS A MEMBERSHIP IN NEW YORK MERCANTILE EXCHANGE, INC.

A PROXY STATEMENT CONTAINING IMPORTANT INFORMATION ABOUT THE ELECTION OF DIRECTORS OF NYMEX HOLDINGS, INC. AND OTHER MATTERS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF NYMEX HOLDINGS PRIOR TO NYMEX HOLDINGS' ANNUAL MEETING OF STOCKHOLDERS SCHEDULED FOR MARCH 18, 2003. YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. WHEN IT IS FILED WITH THE SEC, THE PROXY STATEMENT, AS WELL AS ALL OF NYMEX HOLDINGS' SEC FILINGS, CAN BE OBTAINED FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES MAY ALSO BE OBTAINED FREE OF CHARGE FROM THE OFFICE OF CORPORATE GOVERNANCE OF NYMEX HOLDINGS.

On a more practical level, I trade on the Exchange floor everyday and understand the needs of today's traders. I am a member of both New York exchanges. I was recently appointed to the corporate governance-working group to guarantee that the floor community has a voice at that level. I am also using the expertise I have gained as president of Sterling Commodities to assist the president and chairman directly with the issues involved in running the Exchange as a corporation. I know what it means to make decisions that can affect many lives.

As part of the security team appointed by the chairman I am working to ensure the safety of the members and staff at One North End. This team is working with other exchanges and local businesses, to establish a new level of safety. I was one of several board members who worked diligently around the clock at our uptown command center and was one of the first to return to the building to support the exchanges efforts to reopen.

I am also on the board of Futures and Options for Kids and the Commodity Floor Broker and Trader Association. I served on numerous Exchange committees for many years before I was elected to the board and have an in-depth understanding of the needs of each of our constituencies, as well as what it will take for all of us to work together for our common success.

I hope that no board of this Exchange will ever again face some of the issues that occurred during my tenure, but we have all learned that nothing can be taken for granted. The next few years will be crucial to the future of the Exchange. We need as many board members as possible who have already demonstrated their ability to perform under pressure and understand the complex issues facing the Exchange. Even more importantly, we need individuals with the energy, stamina, and leadership qualities to remain one step ahead of the competition and provide us with the vision that will enable us to remain the world's foremost energy and metals marketplace.

All the best,


David Greenberg
Dgreenberg@nymerc.com

[STERLING LOGO]                                             ONE NORTH END AVENUE
                                                                      SUITE 1117
                                                              NEW YORK, NY 10282
                                                               TEL: 212-822-7100
                                                               FAX: 212-822-7101
                                            STERLINGCOMMODITIES@WORLDNET.ATT.NET


Dear Fellow Stockholders:

My name is David Greenberg and I'm running for re-election in the local category. In the up coming weeks I am sure that there will be many questions that will arise concerning past, present, and future board activities.

If there are any questions please feel free to contact me at the following number or e-mail address (212) 822-7100 or DGREENBERG@NYMERC

I look forward for your support.

Sincerely,



David Greenberg


-------------------------------------------------------------------------------
I, DAVID GREENBERG AM THE BENEFICIAL OWNER OF ONE SHARE OF COMMON STOCK OF NYMEX HOLDINGS, INC. AND ONE CLASS A MEMBERSHIP IN NEW YORK MERCANTILE EXCHANGE, INC.

A PROXY STATEMENT CONTAINING IMPORTANT INFORMATION ABOUT THE ELECTION OF DIRECTORS OF NYMEX HOLDINGS, INC. AND OTHER MATTERS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF NYMEX HOLDINGS PRIOR TO NYMEX HOLDINGS' ANNUAL MEETING OF STOCKHOLDERS SCHEDULED FOR MARCH 18, 2003. YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. WHEN IT IS FILED WITH THE SEC, THE PROXY STATEMENT, AS WELL AS ALL OF NYMEX HOLDINGS' SEC FILINGS, CAN BE OBTAINED FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES MAY ALSO BE OBTAINED FREE OF CHARGE FROM THE OFFICE OF CORPORATE GOVERNANCE OF NYMEX HOLDINGS.

                                                            ONE NORTH END AVENUE
            [STERLING COMMODITIES LOGO]                               SUITE 1117
                                                              NEW YORK, NY 10282
                                                               TEL: 212-822-7100
                                                               FAX: 212-822-7101
                                            STERLINGCOMMODITIES@WORLDNET.ATT.NET


Dear Fellow Stockholders:

The ballots have been sent out, any questions please feel free to contact me at the following number (212) 822-7100.
                      -------------

Sincerely,



David Greenberg







I, DAVID GREENBERG AM THE BENEFICIAL OWNER OF ONE SHARE OF COMMON STOCK OF NYMEX HOLDINGS, INC. AND ONE CLASS A MEMBERSHIP IN NEW YORK MERCANTILE EXCHANGE, INC.

A PROXY STATEMENT CONTAINING IMPORTANT INFORMATION ABOUT THE ELECTION OF DIRECTORS OF NYMEX HOLDINGS, INC. AND OTHER MATTERS WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF NYMEX HOLDINGS PRIOR TO NYMEX HOLDINGS' ANNUAL MEETING OF STOCKHOLDERS SCHEDULED FOR MARCH 18, 2003. YOU ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE. WHEN IT IS FILED WITH THE SEC, THE PROXY STATEMENT, AS WELL AS ALL OF NYMEX HOLDINGS' SEC FILINGS, CAN BE OBTAINED FREE OF CHARGE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES MAY ALSO BE OBTAINED FREE OF CHARGE FROM THE OFFICE OF CORPORATE GOVERNANCE OF NYMEX HOLDINGS.

                         [CAPITAL PARTNERS, LLC, LOGO]


                             CAPITAL PARTNERS, LLC
                     Corporate Finance and Related Services
                     --------------------------------------
                         E. Bulkeley Griswold, Partner
                         Stephen T. Rossetter, Partner
                          Jaqueline L. Key, Associate


February 18, 2003

Dear Stockholder:

As an active public director of NYMEX over the past six years, I've seen and participated in a great many changes:

1.   The successful move from 4 World Trade Center to One North End Avenue

2. The advent of electronic trading, with all the necessary technologic changes and the enhancements to our most important, ongoing open-outcry trading system.

3. The leadership transition of the chairman's position with the election of Vinnie Viola and at the president's level with the appointment of Bo Collins.

4. The cohesiveness of the board with the exchange community in the aftermath of September 11, 2001.

5. The growth of NYMEX from $118 million in revenues for the full year of 1997 to $135 million for just the first nine months ending September 30, 2002 and by the near doubling of the value of a membership seat from $670,000 in 1997 to a recent bid of $1.3 million.

As part of my board responsibilities, I have served as the Chairman of the Audit Committee from 1998 to the present. Going forward, all audit committees, under the newly enacted provisions of the Sarbanes-Oxley Act, will be required to enhance their financial oversight of the company and its financial reporting procedures. My valuable experience as chairman of the NYMEX Audit Committee places me in a unique position to have been a part of this changing process, and I look forward to the challenges that lie ahead.

In addition, I am currently a member of the Compensation Committee and a member of the recently formed Corporate Governance Working Group. I feel very privileged to have been a part of this board over the past six years. Where possible, I have tried to rely on my many experiences in financial and management leadership to provide advice concerning the ongoing governance questions and other opportunities which arise at the NYMEX board meetings.

--------------------------------------------------------------------------------
[  I, E. Bulkeley Griswold am the beneficial owner of 0 shares of common       ]
[  stock of NYMEX Holdings, Inc, and 0 Class A memberships in New York         ]
[  Mercantile Exchange, Inc.                                                   ]
[                                                                              ]
[  A proxy statement containing important information about the election of    ]
[  directors of NYMEX Holdings, Inc. and other matters will be filed with the  ]
[  Securities and Exchange Commission and mailed to the stockholders of NYMEX  ]
[  Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled  ]
[  for March 18, 2003. You are encouraged to read the proxy statement when it  ]
[  becomes available. When it is filed with the SEC, the proxy statement, as   ]
[  well as all of NYMEX Holding's SEC filings, can be obtained free of charge  ]
[  from the SEC's website at www.sec.gov. Copies may also be obtained free of  ]
[  charge from the Office of Corporate Governance of NYMEX Holdings.           ]
--------------------------------------------------------------------------------

            274 Riverside Avenue, 2nd Floor, Westport, CT 06880-4808
                   Phone: (203)222-3030 * Fax: (203)222-3033
                           www.LLCapitalPartners.com

February 18, 2003
Page two





There are numerous ongoing financial changes impacting NYMEX including: establishing a working relationship with our recently appointed external auditors, KPMG; a new chief financial officer; and the aforementioned governance requirements enacted by the SEC under the Sarbanes-Oxley Act. If I am elected to a new term as a public director on the Board of Directors, I believe I can continue to provide assistance and guidance during this financial transition period as well as in the ongoing decisions needed to manage the Exchange on a day-to day-basis.

I have been involved in the financial investment business since I received my degree from the University of Maryland in 1961. For a decade, I managed the equity securities markets at the Travelers, then headed the Phoenix Mutual Home Life investment department in the seventies, became a trustee and senior officer at the General Electric Pension Fund, and since the mid-eighties I have been the managing director of both a large venture capital fund, MarketCorp Ventures, LLP and L&L Capital Partners, LLC, a Connecticut based corporate finance/private equity firm.

I am very excited about the opportunity that faces NYMEX in the early 2000's. We need to be proactive in meeting the challenges in all global aspects of the commodity trading environment. We must also pay careful attention to internal organization, staff and asset needs, and, in turn, be in a position to suggest and implement changes that will both improve the trading environment and enhance the value of the Exchange's equity.

I would like to continue my role as a public director of the NYMEX, and respectfully ask for your support in the election on March 18, 2003. Thank you for your consideration. Please feel free to call me if you have any questions or suggestions. My office telephone number is (203)222-3030 or e-mail: ebg@llcapitalpartners.com.


Sincerely,




E. Bulkeley Griswold

/jk

                          E. BULKELEY (BUCK) GRISWOLD
                                   BACKGROUND

274 Riverside Avenue                        Residence:     47 Keelers Ridge Road
Westport, CT 06880                                         Wilton, CT 06897
203-222-3030: Fax 203-222-3033                             203-762-3483
ebg@llcapitalpartners.com


1998 To Present
     Founder and Managing Partner of L&L Capital Partners, an LLC managing venture backed companies; screening, investing and placing private equity in early to mid sized companies, and providing specialized corporate finance consulting services.


1983 To 1998
     Financial executive and partial owner of Marketing Corporation of America
     (MCA), an $80M, privately owned, integrated marketing services firm, headquarters in Westport, CT. Also President and General Partner of a $66M venture capital fund, MarketCorp Venture Associates, L.P., specializing in consumer-packaged goods, healthcare, communications and specialty retailing investments. Responsible for marketing initiatives in the financial and other corporate areas serviced by the strategic consulting, marketing agencies and market research sectors of MCA. Chairman and Trustee of the MCA Profit Sharing 401(k) Plans.

1977-1983
     Executive Vice President and Trustee of General Electric Investment Company
     (GEIC), the internal investment management company of all GE pensions assets and other affiliated GE portfolios. Responsible for $12B of assets including corporate and municipal bonds, private placements, real estate, short term investments and venture capital.

1970-1977
     Vice President, Phoenix Mutual Life Insurance Company (currently Phoenix-Home Life Insurance Company), responsible for $1.5B in public and private corporate bonds, common stock including the publicly traded mutual funds, short term investments and venture capital.

Member, Board of Directors

  Concord Industry, Inc.                Premium and promotion products
  Lifeflo, Inc.                         Pure water technology
  New London County Mutual (NLC)        Insurance company
  New York Mercantile Exchange          Commodity and financial futures
  OfficePower                           Distributive energy
  Pantresse, Inc.                       Health and beauty products
  Pioneer Medical Systems, Inc.         Healthcare, and emergency systems
  Scan-Optics Inc.                      Data input, OCR and imaging
  TherImmune                            Clinical research labs
  Trust Company of Connecticut          Bank, trust business

Education
  University of Maryland, 1961 BS
  University of Connecticut, 1966 MBA

-------------------------------------------------------------------------------
I, E. Bulkeley Griswold am the beneficial owner of 0 shares of common stock of NYMEX Holdings, Inc. and 0 Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

Other
-----
CONNECTICUT SOCIETY OF FINANCIAL ANALYSTS 1965-1996, CHAIRMAN 1973-1974 FAIRFIELD COUNTY COMMUNITY FOUNDATION (FORMERLY FIVETOWN FOUNDATION),
     BOARD OF DIRECTORS 1993-2002
NORWALK-WILTON UNITED WAY BOARD OF DIRECTORS, 1996-2001
     CHAIRMAN LEADERSHIP GIVING, 1992-1996.
STANFORD UNIVERSITY EXECUTIVE MANAGEMENT PROGRAM, BOARD OF ADVISORS, 1979-1984 TOWN OF WILTON BOARD OF FINANCE 1987-1995, CHAIRMAN 1993-1995
UNIVERSITY OF MARYLAND BOARD OF REGENTS, (FOUNDATION) 1995-2002
UNIVERSITY OF CONNECTICUT FOUNDATION, CHAIRMAN, 1972-1983, MEMBER GRADUATE
  BUSINESS SCHOOL, BOARD OF OVERSEERS 2001-2002
WILTON FAMILY Y BOARD OF TRUSTEES, CHAIRMAN 1985-2002

12/02

February 18, 2003
Page two


There are numerous ongoing financial changes impacting NYMEX including: establishing a working relationship with our recently appointed external auditors, KPMG; a new chief financial officer; and the aforementioned governance requirements enacted by the SEC under the Sarbanes-Oxley Act. If I am elected to a new term as a public director on the Board of Directors, I believe I can continue to provide assistance and guidance during this financial transition period as well as in the ongoing decisions needed to manage the Exchange on a day-to-day basis.

I have been involved in the financial investment business since I received my degree from the University of Maryland in 1961. For a decade I managed the equity securities markets at the Travelers, then headed the Phoenix Mutual Home Life investment department in the seventies, became a trustee and senior officer at the General Electric Pension Fund, and since the mid-eighties I have been the managing director of both a large venture capital fund, MarketCorp Ventures, LLP and L&L Capital Partners, LLC, a Connecticut based corporate finance/private equity firm.

I am very excited about the opportunity that faces NYMEX in the early 2000's. We need to be proactive in meeting the challenges in all global aspects of the commodity trading environment. We must also pay careful attention to internal organization, staff and asset needs, and, in turn, be in a position to suggest and implement changes that will both improve the trading environment and enhance the value of the Exchange's equity.

I would like to continue my role as a public director of the NYMEX, and respectfully ask for your support in the election on March 18, 2003. Thank you for your consideration. Please feel free to call me if you have any questions or suggestions. My office telephone number is (203) 222-3030 or e-mail: ebg@llcapitalpartners.com.

Sincerely,

/s/ Buck Griswold

E. Bulkeley Griswold

/jk

February 18, 2003
Page two



There are numerous ongoing financial changes impacting NYMEX including: establishing a working relationship with our recently appointed external auditors, KPMG; a new chief financial officer; and the aforementioned governance requirements enacted by the SEC under the Sarbanes-Oxley Act. If I am elected to a new term as a public director on the Board of Directors, I believe I can continue to provide assistance and guidance during this financial transition period as well as in the ongoing decisions needed to manage the Exchange on a day-to-day basis.

I have been involved in the financial investment business since I received my degree from the University of Maryland in 1961. For a decade I managed the equity securities markets at the Travelers, then headed the Phoenix Mutual Home Life investment department in the seventies, became a trustee and senior officer at the General Electric Pension Fund, and since the mid-eighties I have been the managing director of both a large venture capital fund, MarketCorp Ventures, LLP and L&L Capital Partners, LLC, a Connecticut based corporate finance/private equity firm.

I am very excited about the opportunity that faces NYMEX in the early 2000's. We need to be proactive in meeting the challenges in all global aspects of the commodity trading environment. We must also pay careful attention to internal organization, staff and asset needs, and, in turn, be in a position to suggest and implement changes that will both improve the trading environment and enhance the value of the Exchange's equity.

I would like to continue my role as a public director of the NYMEX, and respectfully ask for your support in the election on March 18, 2003. Thank you for your consideration. Please feel free to call me if you have any questions or suggestions. My office telephone number is (203) 222-3030 or e-mail: ebg@llcapitalpartners.com.



Sincerely,

/s/ Buck

E. Bulkeley Griswold

/jk

                                 JESSE B. HARTE
                          NEW YORK MERCANTILE EXCHANGE
                           ONE NORTH END AVE, BOX 242
                               NEW YORK, NY 10282

FELLOW MEMBERS:

     Once again I am asking for your support as the incumbent in the Trade category. The last few years have enabled NYMEX to grow both in value, as reflected in seat prices, but also in record volume and open interest. However, in this ever changing world resting on the past will not enable us to stay as the true leader in energy risk management. Our Board will continue to be tested as we continue to try to bring all facets of the energy trading business into NYMEX.

     As a board member, I have worked to bring my 22 years of experience in all parts of the oil and gas world to help identify and pursue our business objectives. From running Bay Area, a full service floor broker, to Daiwa Securities, a clearing member, to Duke Energy where I presently trade in the crude ring, I have been an integral part of the entire process that allows NYMEX to be the world leader in energy services.

     As a business leader, I have contributed to both the formation of a NORTH SEA Crude contract and the successful launch of NYMEX Clearport(SM) Services, which enables the Exchange to provide clearing services to the over-the-counter market. On the management side, I have served as Vice-Chair of the Finance Committee, and started the process to examine our return on our capital investment to see if savings can continue to be brought to our bottom line. I also have always supported the distribution in good economic times of excess funds to our members and will continue to do so. As the Delivery Committee Chairman I have protected the core integrity of our markets, which allows us to ensure the actual flow of products. And as an involved Board member, I am not afraid to voice my concerns or objections to concepts that might encroach on the open outcry system that has been so very successful.

     Going forward, the Exchange, to stay as the world leader in energy processing and trading, will require Board members to understand even more of the complex environment that we will be forced to deal with. As a person who has been in charge and worked in all aspects of the energy stream from credit to origination, I feel that I can rise to any challenge that confronts us.

                                   BIOGRAPHY

Director since 2000 and a NYMEX Member since 1982
Board service includes: Chairman Delivery Committee, Vice-Chairman of the Finance, Business Conduct, Crude Oil Advisory, and Access Advisory Committees Served on the Membership, Finance, Floor, Business Conduct and Delivery Committees

-----------------------------------------------------------------------------
     I, Jesse B. Harte, am the holder of two shares of common stock pursuant to ABC with Duke Energy LLC of NYMEX Holdings and two Class A memberships in the New York Mercantile Exchange, Inc.
     A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filing, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                                 JOHN CONHEENEY

Dear Stockholder:

     My name is John Conheeney and I am presently seeking re-election as a public director on the Board of Directors. I have been an active member of the board as a public director since 1996. Formally, I had been a member of the Board of Directors for the Chicago Board of Trade, the Chicago Mercantile Exchange, Globex and the COMEX Division. Additionally, I was a chairman and member of the boards of the Futures Industry Association and National Futures Association.

     I have spent my entire professional career in the futures industry, beginning as a trainee with Merrill Lynch. As part of that program, I worked as a clerk on the floors of NYMEX and COMEX. Additionally, my final position at Merrill Lynch, before my retirement, was as the Chief Executive Officer of Merrill Lynch Futures, Inc.

     Due to my continued involvement with the New York futures community, I have been the recipient of two awards of which I am extremely proud. They are the Torch of Liberty Award presented by the Metals and Metal Products Division of the Anti Defamation League and the Arthur Kaplan Award presented under the auspices of Futures and Options for Kids.

     Most importantly, I am extremely proud to have been a part of the Exchange's recent past as it has played a crucial role regarding energy and metals trading. Also, I am presently a member of the Audit and Compensation committees, which are becoming more critical as corporate America is experiencing increasing governmental oversight as a result of the recently enacted, and soon to be enacted, provisions of the Sarbanes-Oxley Act. As a member of the Audit Committee, I am acutely aware of the increasing corporate responsibilities as the Company enters the year 2003. I feel I am well prepared as an Audit Committee member and as a board member to meet the challenges that lie ahead and also to assist the Company in its future endeavors.

I ask for your support of my candidacy in the upcoming election on March 18, 2003.

Thank you.

--------------------------------------------------------------------------------
I, John Conheeney am the beneficial owner of no shares of common stock of NYMEX Holdings, Inc. and no Class A memberships in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

Stephen E. Ardizzone
c/o Zone Energy Group, Inc.
One North End Avenue #1101
New York, NY 10282


Dear Fellow Shareholders:


     My name is Stephen Ardizzone and I am running for member elect in the floor broker category. I currently own Zone Energy Group, which is one of the largest independent floor brokerage operations. In 2002, I founded Bluefin Energy Trading along with my brother, John, where we personally own 2 memberships and have become a member firm at NYMEX.

     I have been highly active and extremely visible on the floor for over 20 years. I have spent countless hours serving on over 10 committees and wish to continue the job that I have already started.

     As a former board member and vice chairman of the institutional marketing committee, I met with CTA's, family offices and pension fund managers convincing a number of them to incorporate energy futures into their investment portfolios. The open interest for these funds have increased from approximately 5% TO 12%.

     I strongly believe that continuously implementing new technology is extremely important. In my opinion, embracing our electronic trading platform is paramount in keeping this exchange at the forefront of our industry. Our decisions need to be aggressive and pro-active. We must take on and more importantly, go after our competition.

     The ClearPort initiative has been an ingenious move from our current board, but needs to be continuously marketed and pushed forward. I have personally supported the E-mini contracts and Bluefin Energy is currently the only floor group to make markets in our OTC book everyday. I am also working with NYMEX in structuring relationships with all the OTC voice brokers. If this is successful, we will bring an enormous amount of volume to ClearPort and in turn, directly to the trading floor. This translates into huge profits for all NYMEX shareholders and a tremendous increase in volume for the trading floor community.

     It is time for all of us here at NYMEX to work together as a team because we all want to achieve the same results:

     1. To continue to be the premier energy futures exchange in the world by increasing our market share.

     2. The challenges faced daily by the Exchange from our competitors and a continued pro-active stance on making our Exchange a force in this technological arena.

     3. Having the floor co-exist with trading screen platforms in order to insure the future of all our members.

     4. Increased marketing effort of our ClearPort and OTC initiative to insure continued financial success for our current and future shareholders.

     My leadership qualities include loyalty, trust, respect and responsibility. I know I possess all these and more. I am excited and passionate about our Exchange; I feel compelled to be a part of the next step in NYMEX's future. My enthusiasm and commitment is stronger now, more than ever.

     If you elect me, you will be rewarded with action, accountability, vision and dedication. My vote on every issue will be to preserve open-outcry while having a 3-D vision for the Exchange to grow. I strongly believe the current board is taking the Exchange in the right direction. I would like to continue their view and keep NYMEX as one of the premier exchanges in the world. Thank you for taking the time to read this and in advance of your support.

--------------------------------------------------------------------------------

     I, Stephen E. Ardizzone, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

     A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                            STEPHEN ARDIZZONE (ZONE)
                                  FLOOR BROKER

Dear Fellow Shareholders:

     Stephen E. Ardizzone began his career as a COMEX clerk from 1981 to 1983. After seeing the potential growth of NYMEX, he moved to crude oil where he worked for three years as a clerk for Rafferty Associates and Smith Barney. This all led to the success of his own floor brokerage operation, Zone Energy Group Inc, which employs 20 people and is a viable company, active in crude oil, heating oil, gasoline and natural gas. Zone Energy presently conducts business for banks, futures commission merchants, fund managers, institutional trade houses, major oil producers and independents. This contributes to his thorough knowledge of every aspect of the business. In 2002, Mr. Ardizzone and his brother, John, founded Bluefin Energy Trading and became a member firm. He was instrumental in supporting the E-Mini contract and Bluefin is now currently the only floor group making markets in NYMEX OTC.

     Since becoming a full member in 1986, Mr. Ardizzone says he has been fortunate to experience first-hand the explosive growth of the Exchange. He has been active and instrumental on various committees for the last 17 years, including marketing, floor, facilities and control, and presently floor broker advisory, compliance review, business conduct, by-laws/rules and countless sub-committees of those committees. Mr. Ardizzone says that, because of his continued dedication, it is again time to take the Exchange to the next level and he is uniquely qualified for service on the board. He says he is an independent thinker and, as such, his decisions are always fair and honest.

     Mr. Ardizzone and his wife of eight years have three children, Samantha, Stephen and Sofia, and reside in Staten Island. He believes vision-dedication-truth will lead the way to a healthy and profitable future.

     Mr. Ardizzone attended Xaverian High School in Brooklyn, St. John's University, and John Jay College of Criminal Justice.

     Among the many issues the Exchange is now faced with, Mr. Ardizzone will work on the following:

     - The challenges faced daily by the Exchange from our competitors and a continued proactive stance on making our Exchange a force in this technological arena.

     - Having the floor co-exist with trading screen platforms in order to insure the future of all our members.

     -  Increase market share of all energy-traded products.

     - Increased marketing effort of our ClearPort and OTC initiative to insure continued financial success for our current and future shareholders.

     - Membership meetings, which Mr. Ardizzone states should be held more frequently with mandatory attendance for board and finance committee members.

     To summarize, Mr. Ardizzone is a man of action and accountability. Everything he says he believes and will stand by. Mr. Ardizzone believes that the current board must have cohesiveness in order to succeed. He is prepared for the job ahead and will make a difference.

--------------------------------------------------------------------------------
     I, Stephen E. Ardizzone, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC's website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                                 VOTE FOR ZONE

                             FLOOR BROKER CATEGORY

-------------------------------------------------------------------------------

I, Stephen E. Ardizzone, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile
Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC'S website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.

                               JUST A REMINDER...

                                 VOTE FOR ZONE
-------------------------------------------------------------------------------

I, Stephen E. Ardizzone, am the beneficial owner of 1 share of common stock of NYMEX Holdings, Inc. and 1 Class A membership in New York Mercantile
Exchange, Inc.

A proxy statement containing important information about the election of directors of NYMEX Holdings, Inc. and other matters will be filed with the Securities and Exchange Commission and mailed to the stockholders of NYMEX Holdings prior to NYMEX Holdings' Annual Meeting of Stockholders scheduled for March 18, 2003. You are encouraged to read the proxy statement when it becomes available. When it is filed with the SEC, the proxy statement, as well as all of NYMEX Holdings' SEC filings, can be obtained free of charge from the SEC'S website at www.sec.gov. Copies may also be obtained free of charge from the Office of Corporate Governance of NYMEX Holdings.